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                                                                   EXHIBIT 10.15



                      MASSACHUSETTS INSTITUTE OF TECHNOLOGY

                          PHARMACEUTICAL PEPTIDES, INC.

                                LICENSE AGREEMENT


                                   (EXCLUSIVE)


                             Date: DECEMBER 23, 1993


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                                TABLE OF CONTENTS

WITNESSETH...................................................................1

DEFINITIONS..................................................................2

GRANT........................................................................4

DEVELOPMENT AND COMMERCIALIZATION............................................6

ROYALTIES....................................................................7

PATENT PROSECUTION...........................................................8

INFRINGEMENT.................................................................8

PRODUCT LIABILITY...........................................................10

EXPORT CONTROLS.............................................................12

NON-USE OF NAMES............................................................13

ASSIGNMENT..................................................................13

TERMINATION.................................................................14

PAYMENTS, NOTICES AND OTHER COMMUNICATIONS..................................15

MISCELLANEOUS PROVISIONS....................................................16



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                      MASSACHUSETTS INSTITUTE OF TECHNOLOGY

                          PHARMACEUTICAL PEPTIDES, INC.

                                LICENSE AGREEMENT


         This Agreement is made and entered into this 23rd day of December, 1993, (the "Effective Date") by and between MASSACHUSETTS INSTITUTE OF TECHNOLOGY, a corporation duly organized and existing under the laws of the Commonwealth of Massachusetts and having its principal office at 77 Massachusetts Avenue, Cambridge, Massachusetts 02139, U.S.A. (hereinafter referred to as "M.I.T."), and PHARMACEUTICAL PEPTIDES, INC., a corporation duly organized under the laws of the State of Delaware and having its principal office at c/o Skadden, Arps, Slate, Meagher & Flom, 31st Floor, One Beacon Street, Boston, MA 02108 (hereinafter referred to as "LICENSEE").

                                   WITNESSETH

         WHEREAS, M.I.T. is the owner of the TECHNOLOGY (as later defined herein), and has the right to grant licenses with respect to the TECHNOLOGY;

         WHEREAS, M.I.T. desires to have the TECHNOLOGY developed and commercialized to benefit the public and is willing to grant a license thereto;

         WHEREAS, LICENSEE has represented to M.I.T., to induce M.I.T. to enter into this Agreement, that LICENSEE


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shall use its best efforts to exploit the TECHNOLOGY so that public utilization shall result therefrom; and

         WHEREAS, LICENSEE desires to obtain a license to the TECHNOLOGY, the PATENT RIGHTS, the LICENSED PRODUCTS and the LICENSED PROCESSES (as such terms are later defined herein) upon the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

                                 1 - DEFINITIONS

         For the purposes of this Agreement, the following words and phrases shall have the following meanings:

         1.1 "LICENSEE" shall include a related company of PHARMACEUTICAL PEPTIDES, INC., the voting stock of which is directly or indirectly at least fifty percent (50%) owned or controlled by PHARMACEUTICAL PEPTIDES, INC., an organization which directly or indirectly controls more than fifty percent (50%) of the voting stock of PHARMACEUTICAL PEPTIDES, INC. and an organization, the majority ownership of which is directly or indirectly common to the ownership of PHARMACEUTICAL PEPTIDES, INC.

         1.2 "TECHNOLOGY" shall mean and collectively include any peptide synthesis inventions, formulas, methods, plans, processes and/or products, whether patentable or not or confidential or not, conceived, discovered or reduced to


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practice before December 31, 1995, by or under the direction of Malcolm L.
Gefter or Ethan R. Signer, including, without limitation, in connection with MIT Case No. 6272, "Molecular Mimics of Human Chorionic Gonadotropin" by Howard Benjamin, Malcolm L. Gefter, Lauren Linton, Ethan R. Signer and Donny Strosberg, in which M.I.T. has any ownership or other interest, and all tangible work in progress and tangible research materials, including, without limitation, notebooks, samples, experimental and test results, technical and nontechnical data and specifications, characteristics and designs, whether patentable or not or confidential or not, relating to the foregoing.

         1.3 "PATENT RIGHTS" shall mean all of the following M.I.T. intellectual property:

         a. any United States or foreign patents and/or patent applications derived from or arising out of the TECHNOLOGY;

         b. United States and foreign patents issued from the applications described in a. above and from divisionals and continuations of these applications;

         c. claims of U.S. and foreign continuation-in-part applications, and of the resulting patents, which are directed to subject matter specifically described in the U.S. and foreign applications described in a or b above;

         d. claims of all foreign patent applications, and of the resulting patents, which are directed to subject matter specifically described in the United States patents and/or patent applications described in a, b or c above; and



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         e.       any reissues, re-examinations or extensions of United States patents and applications, described in a, b or c above.

         1.4  A "LICENSED PRODUCT" shall mean any product or part thereof which:

         a. is covered in whole or in part by an issued, unexpired claim or a pending claim contained in the PATENT RIGHTS in the country in which any such product or part thereof is made, used or sold; or

         b. is manufactured by using a process or is employed to practice a process which is covered in whole or in part by an issued, unexpired claim or a pending claim contained in the PATENT RIGHTS in the country in which any LICENSED PROCESS is used or in which such product or part thereof is used or sold.

         1.5 A "LICENSED PROCESS" shall mean any method, formula, plan or process which is covered in whole or in part by an issued, unexpired claim or a pending claim contained in the PATENT RIGHTS.

         1.6 "TERRITORY" shall mean worldwide.

         1.7 "FIELD OF USE" shall mean all fields.

                                    2 - GRANT

         2.1 M.I.T. hereby grants to LICENSEE the right and license in the TERRITORY for the FIELD OF USE to use the TECHNOLOGY and to practice under the PATENT RIGHTS and, to the extent not prohibited by other patents, to make, have made, use, lease, sell and import LICENSED PRODUCTS and to practice the LICENSED PROCESSES.


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         2.2 LICENSEE agrees that LICENSED PRODUCTS leased or sold in the United
States shall be manufactured substantially in the United States.

         2.3 M.I.T. hereby agrees that it shall not grant any other license with respect to the PATENT RIGHTS, the LICENSED PRODUCTS or the LICENSED PROCESSES.

         2.4 M.I.T. agrees not to license the TECHNOLOGY to any third party for any commercial purposes. However, M.I.T. reserves the right to publish the TECHNOLOGY or use it for noncommercial research purposes.

         2.5 M.I.T. reserves the right to practice under the PATENT RIGHTS for its own noncommercial research purposes.

         2.6 LICENSEE shall have the right to enter into sublicensing agreements for the rights, privileges and licenses granted hereunder. Upon any termination of this Agreement, sublicensees' rights shall also terminate, subject to
Article 11.6 hereof.

         2.7 LICENSEE agrees that any sublicenses granted by it shall provide that the obligations to M.I.T. of Articles 2, 6, 7, 8, 9, 11, and 13 of this Agreement shall be binding upon the sublicensee as if it were a party to this Agreement. LICENSEE further agrees to attach copies of these Articles to sublicense agreements.


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         2.8 LICENSEE agrees to forward to M.I.T. a copy of any and all sublicense agreements promptly upon execution by the parties.

         2.9 The license granted hereunder shall not be construed to confer any rights upon LICENSEE, such as by implication, estoppel or otherwise other than those set forth herein.

         2.10 The license granted herein is subject to third party sponsor rights, if any, with respect to TECHNOLOGY developed after the Effective Date of this Agreement, provided, however, that M.I.T. shall not grant any rights to any other third party with respect to any TECHNOLOGY funded by H&H Business Development Corp. (formerly Harris & Harris Venture Capital, Inc.) or Harris & Harris Group, Inc.

         2.11 M.I.T. further acknowledges and agrees that it has, and will have, no rights of any kind with respect to any intellectual property generated by LICENSEE, including any and all enhancements, modifications, or additions of, to, or respecting the TECHNOLOGY or any LICENSED PRODUCT or LICENSED PROCESS, unless covered by separate agreement.

                    3 - DEVELOPMENT AND COMMERCIALIZATION

         3.1 LICENSEE shall use its best efforts to bring one or more LICENSED PRODUCTS or LICENSED PROCESSES to market through a thorough, vigorous and diligent program for


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exploitation of the TECHNOLOGY, the IMPROVEMENTS and any PATENT RIGHTS.

         3.2 In addition, LICENSEE shall adhere to the following milestones:

         a. LICENSEE shall deliver to M.I.T. on or before January 1, 1995, a business plan showing the amount of money, number and kind of personnel and time budgeted and planned for each phase of development of the LICENSED PRODUCTS and LICENSED PROCESSES and shall provide similar reports to M.I.T. on or before January 1 of each year until such time as any securities of LICENSEE are publicly traded.

         b. LICENSEE shall raise equity capital of at least Nine Million Dollars ($9,000,000.00) before January 1, 1995.

                                  4 - ROYALTIES

         4.1 In order to induce M.I.T. to enter into this Agreement, and in consideration of the rights, privileges and license granted hereunder, LICENSEE shall pay royalties to M.I.T. in the manner hereinafter provided:

         a. License Issue Fee of One Dollar ($1.00), which said License Issue Fee shall be deemed earned and due immediately upon the Effective Date; and

         b. Ninety-Eight Thousand, Eight Hundred and Forty-Four (98,844) shares of common stock, and Fourteen Thousand, One Hundred and Twenty-One (14,121) shares of Series B Convertible Preferred Stock of LICENSEE, together constituting Seven Percent (7.00%) of the fully diluted outstanding shares of LICENSEE after giving effect to the consummation of LICENSEE'S first Nine Million Dollars ($9,000,000.00) of investor equity investment.


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                             5 - PATENT PROSECUTION

         5.1 At the request of LICENSEE, M.I.T. shall apply for, seek prompt issuance of, and maintain during the term of this Agreement PATENT RIGHTS in the United States and in such foreign countries as LICENSEE shall from time to time select and notify M.I.T. The prosecution, filing and maintenance of all PATENT RIGHTS patents and applications shall be the primary responsibility of M.I.T.; provided, however, LICENSEE shall have reasonable opportunities to advise M.I.T. and shall cooperate with M.I.T. in such prosecution, filing and maintenance.

         5.2 Payment of all fees and costs relating to the filing, prosecution, and maintenance of the PATENT RIGHTS shall be the responsibility of LICENSEE, whether such fees and costs were incurred before or after the date of this Agreement.

                                6 - INFRINGEMENT

         6.1 LICENSEE shall inform M.I.T. promptly in writing of any alleged infringement of the PATENT RIGHTS by a third party and of any available evidence thereof.

         6.2 During the term of this Agreement, LICENSEE shall have the right, but shall not be obligated, to prosecute at its own expense all infringements of the PATENT RIGHTS and, in furtherance of such right, M.I.T. hereby agrees that LICENSEE may include M.I.T. as a party plaintiff


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in any such suit, without expense to M.I.T. The total cost of any such infringement action commenced or defended solely by LICENSEE shall be borne by LICENSEE and LICENSEE shall keep any recovery or damages for past infringement derived therefrom.

         6.3 If within six (6) months after having been notified of any alleged infringement, LICENSEE shall have been unsuccessful in persuading the alleged infringer to desist and shall not have brought and shall not be diligently prosecuting an infringement action, or if LICENSEE shall notify M.I.T. at any time prior thereto of its intention not to bring suit against any alleged infringer in the TERRITORY for the FIELD OF USE, then, and in those events only, M.I.T. shall have the right, but shall not be obligated, to prosecute at its own expense any infringement of the PATENT RIGHTS in the TERRITORY for the FIELD OF USE, and M.I.T. may, for such purposes, use the name of LICENSEE as party plaintiff; provided, however, that such right to bring such an infringement action shall remain in effect only for so long as the license granted herein remains exclusive. No settlement, consent judgment or other voluntary final disposition of the suit may be entered into without the consent of LICENSEE, which consent shall not unreasonably be withheld.


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         6.4 In any infringement suit as either party may institute to enforce the PATENT RIGHTS pursuant to this Agreement, the other party hereto shall, at the request and expense of the party initiating such suit, cooperate in all respects and, to the extent possible, have its employees testify when requested and make available relevant records, papers, information, samples, specimens, and the like.

         6.5 LICENSEE, shall have the sole right in accordance with the terms and conditions herein to sublicense any alleged infringer in the TERRITORY for the FIELD OF USE for future use of the TECHNOLOGY and the PATENT RIGHTS.

                              7 - PRODUCT LIABILITY

         7.1 LICENSEE shall at all times during the term of this Agreement and thereafter, indemnify, defend and hold M.I.T., its trustees, directors, officers, employees and affiliates, harmless against all claims, proceedings, demands and liabilities of any kind whatsoever, including legal expenses and reasonable attorneys' fees, arising out of the death of or injury to any person or persons or out of any damage to property, or resulting from the production, manufacture, sale, use, lease, consumption or advertisement of the LICENSED PRODUCT(s) and/or LICENSED PROCESS(es) or arising from any obligation of LICENSEE hereunder, except where attributable to M.I.T.'s gross negligence or willful misconduct.


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         7.2 At such time as LICENSEE initiates clinical studies on humans and/or actively markets LICENSED PRODUCTS, LICENSEE shall obtain and carry in full force and effect commercial, general liability insurance which shall protect LICENSEE and M.I.T. with respect to events covered by Article 7.1 above. Such insurance shall be written by a reputable insurance company authorized to do business in the Commonwealth of Massachusetts, shall list M.I.T. as an additional named insured thereunder, shall be endorsed to include product liability coverage and shall require thirty (30) days written notice to be given to M.I.T. prior to any cancellation or material change thereof. The limits of such insurance shall not be less than One Million Dollars ($1,000,000) per occurrence with an aggregate of Three Million Dollars ($3,000,000) for personal injury or death, and One Million Dollars ($1,000,000) per occurrence with an aggregate of Three Million Dollars ($3,000,000) for property damage. LICENSEE shall provide M.I.T. with Certificates of Insurance evidencing the same. In the event the requirements of this paragraph are not consistent with general industry norms or good business practices at the time, M.I.T. agrees to negotiate in good faith to modify this paragraph.

         7.3 EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, M.I.T., ITS TRUSTEES, DIRECTORS, OFFICERS,


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EMPLOYEES, AND AFFILIATES MAKE NO REPRESENTATIONS AND EXTEND NO WARRANTIES OF
ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY OF PATENT RIGHTS CLAIMS, ISSUED OR PENDING, AND THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE. NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS A REPRESENTATION MADE OR WARRANTY GIVEN BY M.I.T. THAT THE PRACTICE BY LICENSEE OF THE LICENSE GRANTED HEREUNDER SHALL NOT INFRINGE THE PATENT RIGHTS OF ANY THIRD PARTY. IN NO EVENT SHALL M.I.T., ITS TRUSTEES, DIRECTORS, OFFICERS, EMPLOYEES AND AFFILIATES BE LIABLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING ECONOMIC DAMAGE OR INJURY TO PROPERTY AND LOST PROFITS, REGARDLESS OF WHETHER M.I.T. SHALL BE ADVISED, SHALL HAVE OTHER REASON TO KNOW, OR IN FACT SHALL KNOW OF THE POSSIBILITY.

                               8 - EXPORT CONTROLS

         It is understood that M.I.T. is subject to United States laws and regulations controlling the export of technical data, computer software, laboratory prototypes and other commodities (including the Arms Export Control Act, as amended and the Export Administration Act of 1979), and that its obligations hereunder are contingent on compliance with applicable United States export laws and regulations. The transfer of certain technical data and commodities may


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require a license from the cognizant agency of the United States Government and/or written assurances by LICENSEE that LICENSEE shall not export data or commodities to certain foreign countries without prior approval of such agency. M.I.T. neither represents that a license shall not be required nor that, if required, it shall be issued.

                              9 - NON-USE OF NAMES

         LICENSEE shall not use the names or trademarks of the Massachusetts Institute of Technology or Lincoln Laboratory, nor any adaptation thereof, nor the names of any of their employees, in any advertising, promotional or sales literature without prior written consent obtained from M.I.T., or said employee, in each case, except that LICENSEE may state that it is licensed by M.I.T. to use the TECHNOLOGY, to practice under one or more of the patents and/or applications comprising the PATENT RIGHTS, to make, have made, use, sell or lease the LICENSED PRODUCTS and to practice the LICENSED PROCESS.

                                 10 - ASSIGNMENT

         This Agreement is not assignable and any attempt to do so shall be void, except in conjunction with the sale of all or substantially all of LICENSEE's business related


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to the TECHNOLOGY, the PATENT RIGHTS or LICENSED PRODUCTS and LICENSED
PROCESSES.

                                11 - TERMINATION

         11.1 Subject to and without limitation of LICENSEE'S right of assignment as set forth in Article 10, if LICENSEE shall cease to carry on its business with respect to the rights granted in this Agreement, this Agreement shall terminate upon notice by M.I.T.

         11.2 Should LICENSEE fail to make any payment whatsoever due and payable to M.I.T. hereunder within sixty (60) days after M.I.T. has given written notice to LICENSEE of such failure and demanding such payment, M.I.T. shall have the right to terminate this Agreement effective on thirty (30) days' notice, unless LICENSEE shall make all such payments to M.I.T.. within said thirty (30) day period.

         11.3 Upon any material breach or default of this Agreement by LICENSEE other than those occurrences set out in Articles 11.1 and 11.2 hereinabove, which shall always take precedence in that order over any material breach or default referred to in this Article 11.3, if LICENSEE fails to cure such material breach or default within ninety (90) days after M.I.T. has given written notice to LICENSEE of such breach or default, M.I.T. shall have the right to terminate this Agreement and the rights, privileges and license granted hereunder, effective on thirty (30) days'


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notice to LICENSEE, unless LICENSEE shall have cured any such material breach or default prior to the expiration of such thirty (30) day period.

         11.4 LICENSEE shall have the right to terminate this Agreement at any time on six (6) months' notice to M.I.T., and upon payment of all amounts due M.I.T. through the effective date of the termination.

         11.5 Upon termination of this Agreement for any reason, nothing herein shall be construed to release either party from any obligation that matured prior to the effective date of such termination; and Articles 1, 7, 8, 9, 11.5, 11.6, and 13 shall survive any such termination. LICENSEE and any sublicensee thereof may, however, after the effective date of such termination, sell all LICENSED PRODUCTS, and complete LICENSED PRODUCTS in the process of manufacture at the time of such termination and sell the same.

         11.6 Upon termination of this Agreement for any reason, any sublicensee not then in default shall have the right to seek a license from M.I.T. M.I.T. agrees to negotiate such licenses in good faith under reasonable terms and conditions.

                 12 - PAYMENTS, NOTICES AND OTHER COMMUNICATIONS

         Any payment, notice or other communication pursuant to this Agreement shall be sufficiently made or given on


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the date of mailing if sent to such party by certified first class mail, postage prepaid, addressed to it at its address below or as it shall designate by written notice given to the other party:

                  In the case of M.I.T.:

                  Director
                  Technology Licensing Office
                  Massachusetts Institute of Technology
                  77 Massachusetts Avenue, Room E32-300
                  Cambridge, Massachusetts  02139

                  In the case of LICENSEE:

                  President
                  Pharmaceutical Peptides, Inc.
                  c/o Skadden, Arps, Slate, Meagher & Flom
                  31st Floor, One Beacon Street
                  Boston, MA  02108
                  ATTN:  Kent A. Coit

                          13 - MISCELLANEOUS PROVISIONS

         13.1 This Agreement shall be construed, governed, interpreted and applied in accordance with the laws of the Commonwealth of Massachusetts, U.S.A., except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent was granted.

         13.2 The parties hereto acknowledge that this Agreement sets forth the entire Agreement and understanding of the parties hereto as to the subject matter hereof, and shall not be subject to any change or modification except by the execution of a written instrument subscribed to by the parties hereto.


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         13.3 The provisions of this Agreement are sever able, and in the event that any provisions of this Agreement shall be determined to be invalid or unenforceable under any controlling body of the law, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.

         13.4 LICENSEE agrees to mark the LICENSED PRODUCTS sold in the United States with all applicable United States patent numbers. All LICENSED PRODUCTS shipped to or sold in other countries shall be marked in such manner as to conform with the patent laws and practice of the country of manufacture or sale.

         13.5 The failure of either party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other party.

         13.6 Each of LICENSEE and M.I.T. shall take such actions, including without limitation the execution and delivery of such additional instruments and other documents, as may be necessary or appropriate to effectuate, carry out and comply with the terms of this agreement.


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         IN WITNESS WHEREOF, the parties have duly executed this Agreement the day and year set forth below.

MASSACHUSETTS INSTITUTE OF                  PHARMACEUTICAL PEPTIDES, INC.
TECHNOLOGY


By     /s/ JOHN T. PRESTON                  By     /s/ MALCOLM L. GEFTER
       ----------------------------                -----------------------------
Name   JOHN T. PRESTON                      Name   MALCOLM L. GEFTER

Title  Director of Tech-                    Title  President
       nology Development                          -----------------------------
       ----------------------------

Date   December 23, 1993                    Date   December 23, 1993
       ----------------------------                -----------------------------



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